UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 7, 2007 (August 31, 2007)

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6477 HIGHWAY 93 SOUTH, SUITE 303, WHITEFISH, MONTANA  59937
(Address of principal executive offices)                   (Zip Code)

(406) 892-2161
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On August 31, 2007 pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, Accelerize New Media, Inc. (the “Company”) completed an offering that consisted of 40 Units (the “Units”) offered at a price of $105,000 per Unit. Each Unit is comprised of 3,000 shares of 8% Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and Warrants to purchase up to 105,000 shares of the Company’s Common Stock, par value $.001 per share (the "Common Stock”), for a period of seven years with an exercise price of $0.35 per share (the "Warrants"). The Units were sold to certain accredited investors ("Investors") for aggregate gross proceeds of $4,160,625, of which $416,062.50 was paid as commission to the placement agent, Skyebanc, Inc., and an additional $100,000 was paid to Skyebanc, Inc. as reimbursement for their expenses, all pursuant to the terms and conditions of the subscription agreement (the "Subscription Agreement"), a copy of which is incorporated by reference herein as Exhibit 10.2, entered between the Company and the Investors, and the Warrant, a copy of which is incorporated by reference herein as Exhibit 4.2. In addition, the Company issued 4 Units to certain existing shareholders of the Company in consideration of forgiveness of a $400,000 debt owed by the Company to such shareholders and additional $20,000 paid in cash by such shareholders, all pursuant to the terms and conditions of the Note Conversion Agreement (the "Note Conversion Agreement") filed herewith as Exhibit 10.1 entered between the Company and such shareholders.

Pursuant to the terms and conditions of the Certificate of Designations of the Series B Preferred Stock (the “Certificate of Designations”), a copy of which is incorporated by reference herein as Exhibit 4.1, as filed with the Delaware Secretary of State on July 2, 2007, the Company has agreed to use its best efforts to obtain a ticker symbol under which its shares will be traded in the Over-The-Counter Bulletin Board (“OTC.BB”), and at such time as trading commences on the OTC.BB, the Company agreed to use its best efforts to file within 120 days a registration statement covering resales of the shares of Common Stock into which the Series B Preferred Stock are convertible and the shares of Common Stock issuable upon exercise of the Warrants.

The holders of Series B Preferred Stock are entitled to receive preferential dividends out of any assets of the Company at the time legally available therefor, after the holders of the Company’s outstanding Series A Preferred Stock have received their preferential dividend amount in full, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized, dividends at the rate of 8% per annum on the stated value, payable quarterly in arrears on each of March 1, June 1, September 1 and December 1, commencing on December 1, 2007, which dividends shall be paid, at the Company’s sole discretion in cash or in shares of the Company’s Common Stock.  If the Company elects to pay any dividend in shares of Common Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to the quotient of (i) the dividend payment, divided by (ii) $0.35 per share.

Subject to certain provisions described in the Certificate of Designations, each holder of shares of Series B Preferred Stock shall have the right at any time to convert such shares and any accrued and unpaid dividends on such shares into fully paid and non-assessable shares of Common Stock of the Company determined in accordance with the Conversion Price provided in the Certificate of Designations. The initial Conversion Price, which is subject to adjustment, is $0.35, meaning each share of Series B Preferred Stock is currently convertible into 100 shares of Common Stock.

If at any time after the Company's Common Stock is approved for listing on an exchange or quoted on the Nasdaq Stock Market, Inc. or in the over-the-counter market, if ever, and the average closing price of the Company's Common Stock is $1.00 or more per share for 10 consecutive trading days, then, at the Company's sole option, upon 30 days prior notice to the holders the shares of Series B Preferred Stock are subject to mandatory conversion by the Company.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction where such offering would be unlawful.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

4.1              Certificate of Designations of 8% Series B Convertible Preferred Stock. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-QSB for the quarter ended June 30, 2007)

4.2              Form of Warrant issued to the Investors.  (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 10-QSB for the quarter ended June 30, 2007)

10.1            Form of Note Conversion Agreement between the Company and the Shareholder.  (filed herewith)

10.2            Form of Subscription Agreement dated as of August 31, 2007 between the Company and the Investors.  (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 10-QSB for the quarter ended June 30, 2007)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross —————————————— Brian Ross President and Chief Executive Officer